SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
    240.14a-12

                           USAA Investment Trust
               (Name of Registrant as Specified In Its Charter)
       _________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:
    ___________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:
    ___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ___________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:
    ___________________________________________________________________________

5)  Total fees paid:
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

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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1)  Amount Previously Paid:
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4)  Date Filed:
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

[USAA EAGLE LOGO]  HOME  INSURANCE  BANKING  INVESTMENTS  MEMBER SERVICES


USAA MUTUAL FUND SHAREHOLDERS: YOUR VOTE COUNTS

                                                            -------------------
If you own a USAA eqity mutual fund as of August 23,         SEE ALSO
2002, you recently  received a proxy statement in the        A SPECIAL MESSAGE
mail.  It tells you about important issues that              FROM THE CEO
affect USAA mutual funds.
                                                             SUMMARY OF THE
The USAA mutual fund board of directors carefully            PROPOSALS]
considered  the proposals and recommends voting IN           -------------------
FAVOR OF all of the proposals. Your "FOR" vote on these issues will enable us to meet your future investment needs with the quality you expect.

Please review your proxy statement and submit your vote on or before the shareholder meeting on OCTOBER 18, 2002.


BEFORE YOU VOTE

     * Read your proxy statement and determine your vote.

     * Have your proxy card(s) available. You should have a separate proxy card for each of your accounts.

     * If you did not receive proxy card(s) or if you have questions about voting, call toll-free, 1-800-531-8448.


FOUR WAYS TO VOTE

1 INTERNET
     *  Go to: PROXYVOTE.COM [LINK TO VOTING SITE]              [GRAPHIC]
     *  Enter the 12-digit control number                       [SAMPLE]
        from each proxy card.                                   [PROXY CARD]
     *  Follow the instructions on the site.
     * You will need to submit your vote separately for each proxy card you've received.

2  PHONE
     *  Call toll-free, 1-800-690-6903.
     *  Enter the 12-digit control number from each proxy card.
     *  Follow the recorded instructions.

3 MAIL
     *  Mark your choices and sign each proxy card.
     * Return your completed proxy card(s) in the provided postage-paid envelope.

4 IN PERSON
     *  You are invited to attend the mutual fund shareholder meeting:


                       October 18, 2002, 3 p.m. Central Time
                       USAA Building, McDermott Auditorium
                  9800 Fredericksburg Road, San Antonio, Texas

                                    [SYMBOL]

THIS COMMUNICATION IS BEING MADE ON BEHALF OF USAA MUTUAL FUND, INC. AND USAA INVESTMENT TRUST. SHAREHOLDERS OF THE AFFECTED USAA MUTUAL FUNDS WILL RECEIVE A PROXY STATEMENT ON THESE MATTERS. SHAREHOLDERS SHOULD READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. SHAREHOLDERS MAY OBTAIN AN ADDITIONAL FREE COPY OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE FROM USAA INVESTMENT MANAGEMENT COMPANY OR THE SEC'S WEB SITE AT WWW.SEC.GOV.

MESSAGE FROM THE CEO


August 23, 2002


Dear Shareholder:

In recent weeks, I communicated to you on some important steps that the USAA mutual funds' board of directors has taken to improve your funds' investment performance. After careful consideration, the funds' board authorized USAA Investment Management Company to engage eight leading investment firms to take over the equity portfolio management responsibilities for fifteen USAA funds. We believe these steps were necessary to deliver the investment performance that you expect from USAA.

           WE NEED YOUR VOTE TO COMPLETE THIS INITIATIVE. YOUR FUNDS' DIRECTORS, INCLUDING MYSELF, RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSALS DESCRIBED IN THE ENCLOSED MATERIALS. THESE ARE SOME OF THE BENEFITS:

           (_) Access to the leading investment firms in their investment categories, each with significant resources and long-term proven performance records.

           (_) Continued oversight and management of your funds by USAA and the USAA funds' board of directors.

           (_) USAA's ongoing commitment to premier service.

           (_) No changes to the funds' fee rates.

We believe that the additional investment expertise, at the same fee rates, combined with USAA's commitment to service will result in a better overall value to you.

Whether or not you plan to be present at the shareholder meeting, we need your vote. We have taken several steps to help you cast your vote:

           (_) First, in addition to the  traditional  method of returning  your proxy card by mail, you may vote on the Internet at WWW.PROXYVOTE.COM or the "Proxy Voting" link on USAA.COM, or by calling toll-free 1-800-690-6903.

           (_) Second, while we encourage you to read the enclosed proxy statement, we have attached on the following pages a summary of the proposals to assist you in understanding them.

You may receive a telephone call from either a member service representative of USAA Investment Management Company or a representative from Georgeson Shareholder Communications, Inc. encouraging you to return your proxy. When shareholders don't promptly cast their votes, the funds will incur the additional expense of follow-up communications. PLEASE DO NOT SET THIS PROXY ASIDE FOR ANOTHER TIME.

Your vote is very important in completing this initiative to improve your funds' performance. Please know that we appreciate the trust you place in USAA, and we look forward to serving your investment needs for many years to come.

Sincerely yours,



/s/ Robert G. Davis
Robert G. Davis
CHAIRMAN OF THE BOARD


WHAT WOULD YOU LIKE TO DO NOW?

MESSAGE FROM THE CEO

*    RETURN TO USAA.COM HOME [LINK]

*    RETURN TO INVESTMENTS MAIN MENU [LINK]

SUMMARY OF PROPOSALS

                            SUMMARY OF THE PROPOSALS

USAA Investment Management Company (IMCO) recently conducted a comprehensive review of each USAA mutual fund's performance. Upon completion, IMCO determined that affirmative steps should be taken in the equity portfolio management area to progress toward the desired objective of superior investment performance across ALL USAA funds. IMCO then embarked upon a process that has resulted in the following:

         (_) After analyzing various alternatives, IMCO recommended to the USAA funds' board of directors a strategy of retaining highly regarded outside investment firms to manage the equity portions of fifteen USAA funds. The board reviewed, among other things, IMCO's evaluation process for identifying subadvisers and the fact that the long-term performance records of the proposed subadvisers generally were superior to those of IMCO for the funds affected. BOTH IMCO AND THE FUNDS' BOARD CONCLUDED THAT MAKING THE CHANGES EXPEDITIOUSLY WAS IN EACH FUND SHAREHOLDER'S BEST INTERESTS. As a result, on June 26, 2002, the funds' board of directors took actions to engage the new subadvisers in accordance with an SEC rule that permits these actions on an interim basis until shareholders have an opportunity to vote on the changes.

         (_) Should you approve Proposals 1 and 2, IMCO will continue to oversee each fund as its investment adviser. IMCO will actively monitor the activities of the subadvisers through ongoing audits for compliance with investment policies and parameters and regulatory requirements, reviews of reports from the subadvisers, and ongoing dialogues with designated subadviser personnel. The USAA funds' board of directors will continue to act in its oversight role just as it has in the past.

         (_) UNDER THE PROPOSED AGREEMENTS, THE ADVISORY FEE RATES CHARGED TO THE FUNDS DO NOT CHANGE. The new subadvisers are paid by IMCO out of the advisory fees it receives from a fund.

The interim agreements typically may only remain in effect up to 150 days. And so the board is asking fund shareholders to approve the agreements described in Proposals 1 and 2 before the interim agreements terminate.

The funds' board and IMCO also request the ability going forward for IMCO, with board approval, to change subadvisers without the time and expense of obtaining shareholder approval. As the funds' manager, IMCO will monitor the performance of the subadvisers and will recommend a change in subadviser when deemed in the best interests of shareholders. The SEC has granted the funds and IMCO an order that would permit such an arrangement as long as it is initially approved by shareholders. Approval of Proposal 3 would accomplish this objective.

Finally, as a result of the new investment management structure, the funds' board is proposing amendments to the objectives of the Growth Fund and the Growth & Income Fund, as set forth in Proposals 4 and 5.

The funds' board of directors unanimously recommends that shareholders vote for the approval of all of the proposals summarized below.

PROPOSAL 1 - APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENTS WITH IMCO

AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO APPROVE A NEW ADVISORY AGREEMENT WITH IMCO FOR EACH FUND AS PART OF THE NEW INVESTMENT MANAGEMENT STRUCTURE.

(_) WHAT ARE THE DIFFERENCES BETWEEN THE PROPOSED AGREEMENTS AND THE FORMER AND INTERIM AGREEMENTS?

     The provisions of the former, interim, and proposed agreements are substantially similar. Other than the temporary duration of the interim agreement, the only difference of note is the use of a different Lipper index as the benchmark to be used in calculating the performance adjustment to the advisory fee of the Aggressive Growth Fund, the Capital Growth Fund, and the Growth & Income Fund. In each instance, each fund's board and IMCO believe the proposed new benchmark index is a more appropriate benchmark because it provides a better representation of the performance of other funds with comparable management styles.

(_) WILL THE ADVISORY FEE RATES CHARGED TO THE FUNDS INCREASE AS A RESULT OF THE PROPOSED AGREEMENTS?

     No, the advisory fee rates charged to the funds will not increase. With respect to the three funds with a proposed new benchmark index, the impact of the proposed agreements to the performance adjustment will depend on each fund's future performance relative to the new index. The new indices would not be used to calculate the performance adjustment for any periods prior to shareholder approval.

PROPOSAL 2 -      APPROVAL OF NEW INVESTMENT SUBADVISORY AGREEMENTS BETWEEN IMCO
                  AND SUBADVISERS

AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO APPROVE NEW SUBADVISORY AGREEMENTS BETWEEN IMCO AND SUBADVISERS.

(_) WHAT WAS THE PROCESS LEADING TO THIS PROPOSAL AND WHO ARE THE PROPOSED SUBADVISERS?

     After deciding to evaluate fully the possibility of engaging subadvisers, IMCO retained an independent consultant specializing in the evaluation of investment management firms. Upon receiving extensive materials from the con-sultant, IMCO performed its own additional analysis using the consultant's data, as well as other third-party data. An IMCO working group of senior management assessed the information and developed short lists of firms to interview. Those candidates made presentations to the working group. Upon identifying its candidates, negotiations transpired resulting in the recommendation to engage the subadvisers listed below that was made to and approved by the funds' board on June 26, 2002.

     IMCO will continue to oversee the management of each fund as its investment adviser. IMCO also will continue to perform the day-to-day portfolio management for the fixed income portion of the Balanced Strategy,
     Cornerstone Strategy, and Growth and Tax Strategy Funds as well as the science portion of the Science & Technology Fund.

     The following are the proposed subadvisers for the funds currently operating under interim agreements:

================================================================================
             FUND                                 SUBADVISER(S)
    --------------------------------------------------------------------------
     Aggressive Growth Fund            Marsico Capital Management, LLC

     Balanced Strategy Fund            Wellington Management Company, LLP

     Capital Growth Fund               Batterymarch Financial Management, Inc.

     Cornerstone Strategy Fund         Wellington Management Company, LLP
                                       MFS Investment Management

     Emerging Markets Fund             The Boston Company Asset Management, LLC

     First Start Growth Fund           Marsico Capital Management, LLC

     Growth Fund                       Dresdner RCM Global Investors LLC
                                       Marsico Capital Management, LLC

     Growth & Income Fund              Wellington Management Company, LLP

     Growth and Tax Strategy Fund      Dresdner RCM Global Investors LLC

     Income Stock Fund                 The Boston Company Asset Management, LLC
                                       Westwood Management Corporation

     International Fund                MFS Investment Management

     Science & Technology Fund         Wellington Management Company, LLP

     Small Cap Stock Fund              Eagle Asset Management, Inc.

     Value Fund                        Westwood Management Corporation

     World Growth Fund                 MFS Investment Management
================================================================================


(_)  WHAT ARE THE KEY PROVISIONS OF THE SUBADVISORY AGREEMENTS?

     Under each subadvisory agreement, IMCO will continue to employ the current subadviser to manage the day-to-day investment of all or a portion of each fund's assets (as allocated from time to time by IMCO), consistent with each fund's investment objectives, policies, and restrictions. Each subadviser will be responsible for, among other things, placing all orders for the purchase and sale of portfolio securities for which it is responsible, subject to the supervision and monitoring of IMCO and the oversight of the funds' board. IMCO, and not the fund, will be responsible for paying all fees charged by the applicable subadviser for these subadvisory services.

(_) WILL FEES CHARGED TO THE FUNDS CHANGE AS A RESULT OF THE SUBADVISORY AGREEMENTS?

     No, the fees charged to the funds will not change as a result of the subadvisory agreements. IMCO (not the fund) pays a fee to the subadvisers for services under the subadvisory agreements.


PROPOSAL 3 - APPROVAL OF A PROPOSAL TO PERMIT IMCO TO ENTER INTO AND AMEND
             SUBADVISORY AGREEMENTS ON BEHALF OF EACH FUND WITHOUT SHAREHOLDER APPROVAL

AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO APPROVE A PROPOSAL THAT WOULD PERMIT IMCO AND THE FUNDS' BOARD TO APPOINT AND REPLACE SUBADVISERS, ENTER INTO SUBADVISORY AGREEMENTS, AND APPROVE AMENDMENTS TO SUBADVISORY AGREEMENTS ON BEHALF OF EACH FUND WITHOUT SHAREHOLDER APPROVAL.

(_)  WHY ARE SHAREHOLDERS BEING ASKED TO VOTE ON THIS PROPOSAL?

     The board has determined that it would be in the best interests of each fund's shareholders for IMCO to have the ability to appoint and replace subadvisers for a fund and to enter into, and approve amendments of, subadvisory agreements in the future without first obtaining shareholder approval.

     On June 18, 2002, the SEC granted an order permitting IMCO to change subadvisers for a fund without first calling a special shareholder meeting and obtaining shareholder approval. One of the conditions for approval by the SEC is that the shareholders approve this arrangement. By approving this proposal, you will be authorizing IMCO to change subadvisers in the future with only prior fund board approval.

(_)  WHAT ARE THE BENEFITS TO EACH FUND?

     The board believes that it is in the best interests of each fund's shareholders to allow IMCO the maximum flexibility to select, supervise, and evaluate subadvisers without incurring the expense and potential delay of seeking specific shareholder approval. Without the benefits of this proposal, a fund must call and hold a meeting of the fund's shareholders, create and distribute proxy materials, and arrange for the solicitation of voting instructions from shareholders. This process results in unnecessary administrative expenses to the fund and may cause harmful delays in executing changes that the board and IMCO have determined are necessary or desirable. These costs are generally borne entirely by a fund. If IMCO and the board can rely on the proposed policy, the board and IMCO would be able to act more quickly and with less expense to a fund to appoint an unaffiliated subadviser when the board and IMCO believe that the appointment would benefit the fund and its shareholders.

(_)  HOW WILL SHAREHOLDERS BE INFORMED OF NEW SUBADVISERS FOR A FUND?

     Within 90 days following the hiring of any new subadviser, a fund's shareholders will receive an information statement containing all the relevant information. The information statement will include, for example, disclosure as to the level of fees to be paid by IMCO to the subadviser.

     If this proposal is approved, amendments to the agreements between IMCO and each fund will remain subject, where applicable, to shareholder and board approval requirements. Although approval of the proposal generally will permit the board and IMCO to change the fees payable to a subadviser without shareholder approval, which in turn may result in a different net fee retained by IMCO, such changes will not permit the board and IMCO to increase the rate of the fees payable by the fund to IMCO under the agreement without first obtaining shareholder approval.


PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO THE INVESTMENT OBJECTIVE OF THE USAA
             GROWTH FUND

AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO APPROVE AN AMENDMENT TO THE INVESTMENT OBJECTIVE OF THE USAA GROWTH FUND.

(_) WHAT CHANGE IS THE BOARD OF DIRECTORS PROPOSING TO THE FUND'S INVESTMENT OBJECTIVE?

     The board of directors proposes to change the fund's investment objective to read as follows:

            "The fund's investment objective is long-term growth of capital."

(_)  WHY IS THE BOARD OF DIRECTORS PROPOSING THIS CHANGE?

     IMCO and the fund's board have determined that it is most appropriate for the Growth Fund to have the sole investment objective of long-term growth of capital. To date, in addition to the primary objective of long-term growth of capital, the fund has had secondary objectives of regular income and conservation of principal. The board and IMCO no longer believe the secondary objectives are appropriate given the strategic direction of the fund and investment style of the current subadvisers.

PROPOSAL 5 - APPROVAL OF AN AMENDMENT TO THE INVESTMENT OBJECTIVE OF THE
             USAA GROWTH & INCOME FUND

AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO APPROVE AN AMENDMENT TO THE INVESTMENT OBJECTIVE OF THE USAA GROWTH & INCOME FUND.

(_) WHAT CHANGE IS THE BOARD OF DIRECTORS PROPOSING TO THE FUND'S INVESTMENT OBJECTIVE?

     The board of directors proposes to change the fund's investment objective to read as follows:

        "The fund's primary investment objective is capital growth and its secondary investment objective is current income."

(_)  WHY IS THE BOARD OF DIRECTORS PROPOSING THIS CHANGE?

     The fund's current investment objective places equal emphasis on growth and income. In recent years, there has been a dramatic reduction in the number of companies that pay dividends with respect to their common stock. As a result, it is increasingly difficult for any fund that invests primarily in equity securities to comply with an objective that places equal emphasis on growth and income. Thus, the Board proposes that the fund's objective be modified as described above.

SUMMARY OF PROPOSALS

WHAT WOULD YOU LIKE TO DO NOW?

*    RETURN TO USAA.COM HOME [LINK]

*    RETURN TO INVESTMENTS MAIN MENU [LINK]

TELEPHONE SCRIPT USED BY GEORGESON SHAREHOLDER COMMUNICATIONS


"Hello. My name is ______. I'm calling on behalf of USAA Investment Management Company (IMCO). May I speak with ____? Briefly, you were sent a proxy statement for the USAA Mutual Funds shareholder meeting to be held on October 18, 2002. Have you had a chance to vote yet?"

                Yes                                                No

        Thank You very much                         Are you interested in voting
        for your prompt                     Yes     by telephone right now?
        response.  Have a nice ____."        :
                                             :
                                             :                            No
                                 "Would you like to vote                   :
                 ........Yes     as recommended by the Mutual              :
                 :               Funds Board of Directors?"                :
                 :                                                         :
                 :                          No                             :
                 :                           :                             :
                 :                           :                             :
"I have recorded your vote and               :                             :
will send a printed confirmation    "Would you like to review the          :
to (address). Is this the correct   proposals?"                            :
address?" If not, obtain the                                               :
correct address.  "And, for           No       YES (READ BRIEFLY)          :
your protection, could you tell        :                                   :
me the last four digits of             :                                   :
your social security               "Thank you very much for your time.     :
number?"                           Your Mutual Funds Board of              :
           :                       Directors would really appreciate a ....:
           :                       prompt response. If you would like
           :                       to quickly vote your shares over
           :                       the phone, please call 866-291-4456.
           :                       You can also vote your shares on
"Thank you for your                the web at proxyvote.com"
time and have a good
------."



Machine: This message is to remind you that a USAA Mutual Funds shareholder meeting is scheduled for October 18, 2002. To quickly vote your shares over the telephone, simply call (866) 291-4456. When calling please refer to record # ___. Representatives are available until 11:00 p.m. eastern time and will be happy to assist. Your vote is important! If you have questions concerning the proxy, please call (800) 531-8448. Thank you.

Telephone script used by USAA Investment Management Company to contact Select Members


CONCEPT  DEFINITION:
This campaign is designed for IMCO's Select Investment Professionals to call their members and verify receipt of the Proxy. The Select Investment Professionals will encourage the members to vote and if feasible, they will transfer the members to Georgeson Shareholder Communications to vote at that time (1-800-748-4465).

MEMBER SERVICE OBJECTIVE:
IMCO's Select Investment Professionals will contact their members to assure the receipt of the Proxy and encourage the members to vote. If feasible, the Investment Professionals will transfer the members to the direct Proxy voting line to assure a vote.

TARGET AUDIENCE:
The target audience will consist of all Select members.

TALKING POINTS:

O        TALKING POINTS WHEN THE MEMBER ANSWERS:

MSR: Hello, this is (Representative First and Last Name) with USAA Select; may I speak with Ms. Member?

Member:         Yes, this is Ms. Member.

MSR: Ms. Member, I'm calling today to make sure that you have received your copy of the proxy statement about the upcoming shareholder meeting and answer any questions you may have regarding the voting options available to you.

Member: Great, I have received it and was wondering what I should do with it.

MSR: We encourage you to vote as the board of directors has recommended which is in favor of all the proposals. There are several options available to cast your vote. I could transfer you to the direct Proxy voting line if you would like to vote now. In addition, you can vote through the direct link on USAA's web site or through the proxy link at www.proxyvote.com. If you are not ready to vote at this time you may call back at your convenience directly to the Proxy voting line, 1-800-690-6903. If you have marked, signed and dated your Proxy card you could also drop it in the mail.

Member: That's sounds good; I think I would like to be transferred to the Proxy line now.

MSR:            It would be my pleasure.



O TALKING POINTS WHEN THE MEMBER DOES NOT ANSWER AND THE MSR LEAVES A MESSAGE:

MSR: Hello, this is (Representative Name) with USAA's Select Investment team. I'm leaving this message for Ms. Member. I'm calling today to make sure that you have received your proxy card in which the board of directors has recommended that you vote in favor of all the proposals. If you have any questions regarding the Proxy please contact USAA Select at our designated toll free number, 1-800-645-9344 (or other applicable Select team number). Our office hours are 7:00 a.m. -8:00 p.m., CST, Monday through Friday. We appreciate your attention to this important initiative.